         As filed with the Securities and Exchange Commission on August 15, 1997

                                       Registration No. 333-__________________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                             GULFMARK OFFSHORE, INC.
             (Exact Name of Registrant as specified in its charter)

          Delaware                                          76-0526032
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                           5 Post Oak Park, Suite 1170
                              Houston, Texas 77027
                    (Address of principal executive offices)
                                ----------------
        AMENDED AND RESTATED 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             1987 STOCK OPTION PLAN
                       NON-EMPLOYEE DIRECTOR STOCK OPTIONS
                            (Full Title of the Plan)
                                ----------------
                                 FRANK R. PIERCE
                            Executive Vice President
                             GulfMark Offshore, Inc.
                           5 Post Oak Park, Suite 1170
                              Houston, Texas 77027
                                 (713) 963-9522
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             W. GARNEY GRIGGS, Esq.
                             Griggs & Harrison, P.C.
                            1301 McKinney, Suite 3200
                              Houston, Texas 77010
                                 (713) 651-0600
                                ----------------
                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                         Proposed                Proposed
       Title of                                           Maximum                 Maximum
      Securities                Amount to             Offering Price             Aggregate                Amount of
   to be Registered           be Registered            Per Share (1)        Offering Price (1)        Registration Fee
-----------------------------------------------------------------------------------------------------------------------
     Common Stock,
 par value $0.01             797,646 shares               $30.00              $23,929,380.00              $7,252.00
     per share
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h), based on the average of the high and low prices of the Company's Common Stock on August 11, 1997, as reported on the NASDAQ National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Certain Documents by Reference

         GulfMark Offshore, Inc. (the "Company") incorporates herein by reference the following documents filed with the Securities and Exchange Commission (File No. 000-22853):

         (1) Final Prospectus filed pursuant to Rule 424(b) on August 15, 1997;

         (2) The Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 1997; and

         (3) The description of the common stock, par value $0.01 per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A, filed April 29, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified and superseded for purposes of this Registration Statement to the extent such statement is modified or superseded by a statement contained in any other subsequently filed incorporated document or in any accompanying prospectus supplement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         General

         Article Eighth of the Company's Certificate of Incorporation, as amended ("Article Eighth") requires the Company to indemnify its directors, officers and certain other individuals to the full extent permitted by the Delaware General Corporation Law ("Delaware GCL") or other applicable laws and allows the Company to enter into agreements with any person to provide greater or different indemnification than that provided in Article Eighth or the Delaware GCL.

         Article Ninth of the Company's Certificate of Incorporation ("Article Ninth") limits the personal liability of the Company's directors to the Company or its shareholders to the full extent permitted by the Delaware GCL, which currently permits directors to be protected from monetary damages for breach of their fiduciary duty of care. This limitation has no effect on claims arising under the federal securities laws.

         Indemnification and Insurance

         Under the Delaware GCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation such as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware GCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

         Article Eighth provides that each person who is or was or had agreed to become a director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company to the full extent permitted by the Delaware GCL or any other applicable laws as presently or hereafter in effect. Under Article Eighth, subject to the limitations on indemnification imposed by the Delaware GCL, a large award against an officer or director or other appropriate individual could be paid by the Company, which could materially reduce the assets of the Company.

         Article Eighth provides that, without limiting the generality or effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in Article Eighth. Finally, Article Eighth and Article Ninth each provide that any repeal or modification of such article shall not adversely affect any right or protection existing thereunder immediately prior to such repeal or modification.

         At present there is no pending litigation or proceeding involving a director or officer of the Company in which indemnification would be required or permitted by the indemnification agreements. The Board of Directors is not aware of any threatened litigation or proceeding which may result in a claim for indemnification under any such indemnification agreement.

         Elimination of Liability in Certain Circumstances

         Under the Delaware GCL, Article Ninth protects the Company's directors against monetary damages for breaches of their duty of care, except as set forth below. The inclusion of Article Ninth in the Company's Certificate of Incorporation means that the Company and its shareholders forego the ability to bring a cause of action against a director for monetary damages for certain breaches of fiduciary duty, including actions in connection with proposals for the acquisition of control of the Company. Directors remain liable for breaches of their duty of loyalty to the Company and its shareholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Also, Article Ninth does not eliminate director liability under Section 174 of the Delaware GCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

         Although Article Ninth provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article Ninth has no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The provisions of Article Ninth which eliminate liability as described above applies to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

Exhibit
Number            Exhibit

   4.1    -       Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration
                  Statement on Form S-4, No. 333-24141)

   4.2    -       Certificate of Amendment to Certificate of Incorporation of
                  the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration on Form S-4, No. 333-24141)

   4.3    -       Bylaws of the Company (incorporated by reference to Exhibit
                  3.3 to the Company's Registration  Statement on Form
                  S-4, No. 333-24141)

 4.4.1    -       GulfMark International, Inc. Amended and Restated 1993
                  Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Company's Registration
                  Statement on Form S-1, No. 333-31139).

 4.4.2    -       Amendment No. 1 to the GulfMark International, Inc. Amended
                  and Restated 1993 Non-Employee Director Stock Option Plan
                  (incorporated by reference to Exhibit 10.8 to the Company's
                  Registration Statement on Form S-1, No. 333-31139).

 4.4.3    -       GulfMark Offshore, Inc. Instrument of Assumption and
                  Adjustment (GulfMark International, Inc. Amended and Restated
                  1993 Non-Employee Director Stock Option Plan) (incorporated by reference to Exhibit 10.9 to the Company's Registration
                  Statement on Form S-1, No. 333-31139).

 4.4.4    -       Form of Stock Option Agreement (GulfMark International, Inc.
                  Amended and Restated 1993 Non-Employee Director Stock Option
                  Plan) (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1, No. 333-31139).

 4.4.5    -       Form of Amendment No. 1 to Stock Option Agreement (GulfMark
                  International, Inc. Amended and Restated 1993 Non-Employee
                  Director Stock Option Plan) (incorporated by reference to
                  Exhibit 10.11 to the Company's Registration Statement on
                  Form S-1, No. 333-31139).

 4.4.6    -       Form of Stock Option Agreement (GulfMark Offshore, Inc. 1993
                  Non-Employee Director Stock Option Plan) (incorporated by reference to Exhibit 10.12 to the Company's Registration
                  Statement on Form S-1; No. 333-31139).

 4.5.1    -       GulfMark International, Inc. 1987 Stock Option Plan
                  (incorporated by reference to Exhibit No. 10.1 to the Registration Statement on Form S-4 No. 333-24141).

 4.5.2    -       Amendment to the GulfMark International, Inc. 1987 Stock
                  Option Plan, as amended (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on
                  Form S-1, No. 333-31139).

*4.5.3    -       GulfMark Offshore, Inc. Amended and Restated Instrument of
                  Assumption and Adjustment (GulfMark International, Inc. 1987
                  Stock Option Plan).

 4.5.4    -       Form of Incentive Stock Option Agreement (GulfMark
                  International, Inc. 1987 Stock Option Plan) (incorporated by reference to Exhibit 10.4 to the Company's Registration
                  Statement on Form S-1, No. 333-31139).

 4.5.5    -       Form of Amendment No. 1 to Incentive Stock Option Agreement
                  (GulfMark International, Inc. 1987 Stock Option Plan, as amended) (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, No. 333-31139).

 4.5.6    -       Form of Incentive Stock Option Agreement (GulfMark Offshore,
                  Inc. 1987 Stock Option Plan) (incorporated by reference to
                  Exhibit 10.6 to the Company's Registration Statement on
                  Form S-1, No. 333-31139).

 4.6.1    -       GulfMark Offshore, Inc. Instrument of Assumption and
                  Adjustment (GulfMark International, Inc. Director
                  Stock Option Agreements) (incorporated by reference to
                  Exhibit 10.13 to the Company's Registration Statement on
                  Form S-1, No. 333-31139).

 4.6.2    -       Form of Stock Option Agreement (Gulfmark International, Inc.
                  Director Stock Options) (incorporated by reference to Exhibit
                  10.14 to the Company's Registration Statement on Form S-1,
                  No. 333-31139).

 4.6.3    -       Form of Amendment No. 1 to Stock Option Agreement (GulfMark
                  International, Inc. Director Stock Options) (incorporated by reference to Exhibit 10.15 to the Company's Registration
                  Statement on Form S-1, No. 333-31139).

   4.7    -       Specimen Certificate for the Company's Common Stock, $0.01
                  par value (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, No. 333-31139).

  *5.1    -       Opinion of Griggs & Harrison, P.C.

  23.1    -       Consent of Griggs & Harrison, P.C. (included in Exhibit 5.1)

 *23.2    -       Consent of Arthur Andersen LLP with respect to the
                  financial statements of GulfMark Offshore, Inc.

---------------
*Filed herewith

Item 9.  Undertakings


    (a)   The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, GulfMark Offshore, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 15, 1997.


                                           GULFMARK OFFSHORE, INC.


                                           By:      /s/ FRANK R. PIERCE
                                              ---------------------------------
                                                       Frank R. Pierce
                                                  Executive Vice President
                                                 and Chief Financial Officer
                                                (Principal Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                        Title                                Date
              ---------                                        -----                                ----

     /s/  DAVID J. BUTTERS                     Director and                                  August 15, 1997
------------------------------------------     Chairman of the Board
         (David J. Butters)

    /s/  NORMAN G. COHEN                       Director                                      August 15, 1997
------------------------------------------
        (Norman G. Cohen)

   /s/  MARSHALL A. CROWE                      Director                                      August 15, 1997
------------------------------------------
       (Marshall A. Crowe)

    /s/  LOUIS S. GIMBEL, 3RD                  Director                                      August 15, 1997
------------------------------------------
      (Louis S. Gimbel, 3rd)

      /s/  ROBERT B. MILLARD                   Director                                      August 15, 1997
------------------------------------------
        (Robert B. Millard)

    /s/  BRUCE A. STREETER                     President and Chief Operating                 August 15, 1997
------------------------------------------     Officer (Principal Executive
        (Bruce A. Streeter)                    Officer) and Director

     /s/  FRANK R. PIERCE                      Executive Vice President                      August 15, 1997
------------------------------------------     (Principal Financial Officer)
         (Frank R. Pierce)

     /s/  KEVIN D. MITCHELL                    Controller                                    August 15, 1997
------------------------------------------     (Principal Accounting Officer)
         (Kevin D. Mitchell)

                                  EXHIBIT INDEX

Exhibit
Number            Exhibit
-------           -------
   4.1    -       Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration
                  Statement on Form S-4, No. 333-24141)

   4.2    -       Certificate of Amendment to Certificate of Incorporation of
                  the Company (incorporated by reference to Exhibit 3.2 to the
                  Company's Registration on Form S-4, No. 333-24141)

   4.3    -       Bylaws of the Company (incorporated by reference to Exhibit
                  3.3 to the Company's Registration  Statement on Form
                  S-4, No. 333-24141)

 4.4.1    -       GulfMark International, Inc. Amended and Restated 1993
                  Non-Employee Director Stock Option Plan (incorporated by
                  reference to Exhibit 10.7 to the Company's Registration
                  Statement on Form S-1, No. 333-31139).

 4.4.2    -       Amendment No. 1 to the GulfMark International, Inc. Amended
                  and Restated 1993 Non-Employee Director Stock Option Plan
                  (incorporated by reference to Exhibit 10.8 to the Company's
                  Registration Statement on Form S-1, No. 333-31139).

 4.4.3    -       GulfMark Offshore, Inc. Instrument of Assumption and
                  Adjustment (GulfMark International, Inc. Amended and Restated
                  1993 Non-Employee Director Stock Option Plan) (incorporated by reference to Exhibit 10.9 to the Company's Registration
                  Statement on Form S-1, No. 333-31139).

 4.4.4    -       Form of Stock Option Agreement (GulfMark International, Inc.
                  Amended and Restated 1993 Non-Employee Director Stock Option
                  Plan) (incorporated by reference to Exhibit 10.10 to the
                  Company's Registration Statement on Form S-1, No. 333-31139).

 4.4.5    -       Form of Amendment No. 1 to Stock Option Agreement (GulfMark
                  International, Inc. Amended and Restated 1993 Non-Employee
                  Director Stock Option Plan) (incorporated by reference to
                  Exhibit 10.11 to the Company's Registration Statement on
                  Form S-1, No. 333-31139).

 4.4.6    -       Form of Stock Option Agreement (GulfMark Offshore, Inc. 1993
                  Non-Employee Director Stock Option Plan) (incorporated by
                  reference to Exhibit 10.12 to the Company's Registration
                  Statement on Form S-1; No. 333-31139).

 4.5.1    -       GulfMark International, Inc. 1987 Stock Option Plan
                  (incorporated by reference to Exhibit No. 10.1 to the
                  Registration Statement on Form S-4 No. 333-24141).

 4.5.2    -       Amendment to the GulfMark International, Inc. 1987 Stock
                  Option Plan, as amended (incorporated by reference to
                  Exhibit 10.2 to the Company's Registration Statement on
                  Form S-1, No. 333-31139).

*4.5.3    -       GulfMark Offshore, Inc. Amended and Restated Instrument of
                  Assumption and Adjustment (GulfMark International, Inc. 1987
                  Stock Option Plan).

 4.5.4    -       Form of Incentive Stock Option Agreement (GulfMark
                  International, Inc. 1987 Stock Option Plan) (incorporated by reference to Exhibit 10.4 to the Company's Registration
                  Statement on Form S-1, No. 333-31139).

 4.5.5    -       Form of Amendment No. 1 to Incentive Stock Option Agreement
                  (GulfMark International, Inc. 1987 Stock Option Plan, as
                  amended) (incorporated by reference to Exhibit 10.5 to the
                  Company's Registration Statement on Form S-1, No. 333-31139).

 4.5.6    -       Form of Incentive Stock Option Agreement (GulfMark Offshore,
                  Inc. 1987 Stock Option Plan) (incorporated by reference to
                  Exhibit 10.6 to the Company's Registration Statement on
                  Form S-1, No. 333-31139).

 4.6.1    -       GulfMark Offshore, Inc. Instrument of Assumption and
                  Adjustment (GulfMark International, Inc. Director
                  Stock Option Agreements) (incorporated by reference to
                  Exhibit 10.13 to the Company's Registration Statement on
                  Form S-1, No. 333-31139).

 4.6.2    -       Form of Stock Option Agreement (Gulfmark International, Inc.
                  Director Stock Options) (incorporated by reference to Exhibit
                  10.14 to the Company's Registration Statement on Form S-1,
                  No. 333-31139).

 4.6.3    -       Form of Amendment No. 1 to Stock Option Agreement (GulfMark
                  International, Inc. Director Stock Options) (incorporated by reference to Exhibit 10.15 to the Company's Registration
                  Statement on Form S-1, No. 333-31139).

   4.7    -       Specimen Certificate for the Company's Common Stock, $0.01
                  par value (incorporated by reference to Exhibit 4.2 to the
                  Company's Registration Statement on Form S-1, No. 333-31139).

  *5.1    -       Opinion of Griggs & Harrison, P.C.

  23.1    -       Consent of Griggs & Harrison, P.C. (included in Exhibit 5.1)

 *23.2    -       Consent of Arthur Andersen LLP with respect to the
                  financial statements of GulfMark Offshore, Inc.

---------------
*Filed herewith